March 9, 1998


Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Re:  Ramtron International Corporation - Registration
     Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel for Ramtron International Corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), that was filed with the Securities and Exchange Commission (the "Commission") on March 9, 1998, in connection with the registration of 8,358,346 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which Shares are to be offered and sold from time to time by certain stockholders of the Company (the "Selling Security Holders"). Included in the 8,358,346 Shares being registered pursuant to the Registration Statement are: (i) 800,000 Shares (subject to adjustment), which were issued by the Company to certain accredited investors in connection with a Common Stock private placement in December 1997 (the "Common Stock Private Placement"), and 80,000 Shares (subject to adjustment) which are issuable upon exercise of Common Stock purchase warrants issued by the Company to six principals of the placement agents in connection with the Common Stock Private Placement; and
(ii) 6,798,673 Shares (subject to adjustment) which may be issued by the Company to certain Selling Security Holders upon conversion of the 17,425 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred"), issued by the Company to certain accredited investors in connection with a private placement of the Series A Preferred in February 1998 (the "Preferred Stock Private Placement"), and 679,672 Shares (subject to adjustment) issuable upon exercise of the 1,742 five-year Series A Preferred purchase warrants and conversion into Common Stock of the Series A Preferred issuable upon such exercise, which warrants were issued by the Company to six principals of the placement agents in connection with the Preferred Stock Private Placement.

In connection with the preparation of the Registration Statement and the sale of the Shares in accordance with the prospectus forming a part of the Registration Statement, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, instruments, records, agreements, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.
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Based on the foregoing and in reliance thereon, it is our opinion that the
Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and/or sold in accordance with the prospectus forming a part of the Final Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Very truly yours,

/S/ COUDERT BROTHERS
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COUDERT BROTHERS